Exhibit 99.1

Scorpius Holdings Estimates Greater than 375% Sequential Increase in Revenue for the Fourth Quarter of 2023 Compared to the Third Quarter of 2023

Estimates Sequential Reduction in the Fourth Quarter of 2023 Operating Loss by
Over $3.3 Million or Approximately 30% Compared to the Third Quarter of 2023

Achieves Record Backlog of $9.3 Million

Durham, NC – March 7, 2024 – Scorpius Holdings, Inc., (“Scorpius”) (NYSE American: SCPX), an integrated contract development and manufacturing organization (CDMO), today reported preliminary, unaudited financial results for the fourth quarter of 2023.

Jeff Wolf, CEO of Scorpius, stated, "We are firing on all cylinders and currently estimate our preliminary, unaudited revenue for the fourth quarter of 2023 to be in the range of $3.4 million to $3.6 million, which would represent a greater than 375% sequential increase over the third quarter of 2023. Our contract bookings of over $20 million in 2023 and strong business development efforts in the first quarter of 2024 have produced a record current backlog of $9.3 million. This backlog, along with a strong pipeline of new opportunities, gives us tremendous confidence in our growth trajectory for 2024. In addition, I am pleased to report that we estimate our preliminary, unaudited operating losses for the fourth quarter declined by over $3.3 million, or approximately 30%, compared to the third quarter of 2023, as almost all of our upfront investments in the new facility are now behind us. Most notably, we have built a highly scalable operation, and as revenue continues to grow, we expect to become cash flow positive by early 2025 due to the high incremental margins in our business.”

Mr. Wolf continued, “We are witnessing increasing demand for our state-of-the-art large molecule CDMO services, which has been compounded by the significant shortage of dedicated clinical-scale manufacturing capacity within the industry. Moreover, the large molecule drug substance CDMO market is projected to grow from over $10 billion in 2023 to $21 billion by 2030[1], highlighting the need for additional industry capacity. Our capabilities, seamless execution, and flexibility to meet the needs of our customers has allowed us to attract premier biopharma and biotech companies, as well as leading research institutions. We typically onboard these customers at the early stages of clinical development, which provides us the opportunity to expand our scope of work as their therapies progress through clinical trials and, ultimately, into full-scale commercial production. Our unique 40,000+ sq. ft. campus, with investments totaling over $65 million to date, provides us sufficient capacity to grow our throughput with minimal additional capex requirements, which we believe is the key to maximizing profits and returns for our shareholders.”

Based upon a preliminary, unaudited review, the Company currently estimates revenue in the range of $3.4 million to $3.6 million for the fourth quarter of 2023. The increase in revenue reflects the completion of contract milestones primarily in the microbial facility and process development work. Additionally, the Company estimates that our operating loss will decline by over $3.3 million, or approximately 30%, as a result of primary completion of qualification and validation processes. The Company expects to report its complete 2023 audited financial results on or before March 28, 2024.

The estimated revenue and operating loss results for 2023 are preliminary and unaudited and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited revenue results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of revenue and/or operating loss set forth in the press release and those changes could be material. Accordingly, undue reliance should not be placed on the preliminary estimates.

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[1] SkyQuest Large Molecule Industry Forecast, February 2024

Scorpius Holdings, Inc.

Scorpius Holdings Inc. is an integrated large molecule contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic and cell therapy programs to the clinic and beyond. Scorpius offers a broad array of analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the-art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit www.scorpiusbiologics.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements such as preliminary, unaudited revenue for the fourth quarter of 2023 being in the range of $3.4 million to $3.6 million, representing a greater than 375% sequential increase over the third quarter of 2023, operating losses for the fourth quarter declining by over $3.3 million, having tremendous confidence in our growth trajectory for 2024, preliminary, unaudited operating losses for the fourth quarter declined by over $3.3 million, or approximately 30% compared to the third quarter of 2023; our expectation to become cash flow positive by early 2025 due to the high incremental margins in the Company’s business, the large molecule drug substance CDMO market being projected to grow from over $10 billion in 2023 to $21 billion by 2030 highlighting the need for additional industry capacity, expand the Company’s scope of work as our customers’ therapies progress through clinical trials and, ultimately, into full-scale commercial production, the Company’s 40,000+ sq. ft. campus providing it with sufficient capacity to grow its throughput with minimal capex requirements, such capacity being the key to maximizing profits and returns for the Company’s shareholders and reporting the Company’s complete 2023 audited financial results on or before March 28, 2024. There can be no assurance that the Company’s actual full-year 2023 financial and operating results will not differ, perhaps substantially, from the preliminary financial and operating results and expectations contained in this press release. In addition, the Company has not completed its fourth quarter and full-year 2023 closing and review process, and the final results for the full-year 2023 may differ, perhaps substantially, from the statements made in this press release. During the course of preparing the Company’s financial statements and during the review process, management may identify items that would require adjustments that may be material to the amounts described in this press release. In addition, important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to expand its large molecule biomanufacturing CDMO services and continue to grow revenue; the Company’s financing needs, its cash balance being sufficient to sustain operations and its ability to raise capital when needed; the Company’s ability to leverage fixed costs and achieve long-term profitability; the Company’s ability to obtain regulatory approvals or to comply with ongoing regulatory requirements; regulatory limitations relating to the Company’s ability to successfully promote its services and compete as a pure- play CDMO; and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Qs and any other filings the Company makes with the SEC. The information in this press release is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this press release on account of new information, future events, or otherwise, except as required by law.

 Media and Investor Relations Contact

David Waldman

+1 919 289 4017

ir@scorpiusbiologics.com